EXHIBIT 10.24.3
                                  MINING LEASE
                                  ------------

     Mining Lease dated as of July 1, 2003 ("Effective Date") between Edwin C. Mealy and Mary C. Mealy, husband and wife, whose principal address is 1805 Bass Cove Road, El Centro, California, 92243 ("Owner") and La Cuesta International, Inc., an Arizona corporation having its principal place of business at 4837 Kingman, Arizona, 86401 ("Lessee").

     1.   Lease  and  Term.  (a)  Owner  leases  to  Lessee all of its undivided
          ----------------
interest in the property described in Exhibit A, together with of (i) tailings, dumps and mine wastes on such property, (ii) surface rights, easements and rights of way incident or appurtenant to such property, (iii) mining, mineral and water rights incident or appurtenant to such property; and (iv) improvements, fixtures, personal property, mining machinery and tools on such property that are or may be useful or convenient for mining, milling and beneficiation of ores and minerals and related uses ("Mining Property").

     (b) The primary term of this agreement is ten (10) years, unless Lessee elects to purchase Owner's interest as provided in Section 1c, or unless this agreement is sooner surrendered or terminated as herein provided, or for so long thereafater as any minerals are produced and sold in commercial quantities, or for so long as Lessee continues to pay the rental payments as described in
Section  2a.

     (c) On or before July 1, 2008, Lessee or its successors or assigns, at its sole option, may purchase One Hundred Percent (100%) of Owner's right, title and interest to the Mining Property, including the future obligations to all Rental Payments (see Section 2a) and Royalties (see Section 3a and 3b) for Five Hundred Thousand Dollars ($500,000.00).

     2.   Rentals.  (a)  Lessee  shall Pay Owner "Rental Payments" in accordance
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with  the  time  schedule  and  dollar  amounts  as  follows:

            Upon execution of this agreement       2,500.00 (pre-paid 7-1-03)
            On or before January 1, 2004           5,000.00
            On or before January 1, 2005           5,000.00
            On or before July 1, 2006              7,500.00
            Every 12 months after July 1, 2006     10,000.00

     3.   Royalty.  (a)  In  the  event  of production, Lessee shall pay Owner a
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production  royalty of One Percent (1%) the Net Smelter Returns for all ores and minerals mined or otherwise recovered from the Mining Property and thereafter sold by or for the account of Lessee before or after processing, smelting or refining ("Ores and Minerals"), or Ten Thousand Dollars ($10,000.00) per calendar quarter, whichever is greater.

     (b) "Net Smelter Returns" means amounts actually received by Lessee from any mint, smelter, refinery or other purchaser from the sale of Ores and Minerals less the following charges to the extent that they were not deducted by the purchaser in computing payment to Lessee:


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          (1)  smelting and refining charges; penalties; smelter assay costs and umpire assay costs; costs of freight and handling of ores, metals, or concentrates from the Mining Property to any mint, smelter, refinery or other purchaser; marketing costs; insurance on all such ores, metals or concentrates; customs duties; severance, royalties, ad valorem.or mineral taxes and import taxes or tariffs payable in respect of said ores, metal or concentrates.

     (c) Royalties shall be paid to Owner on or before the 45th day after the last day of each calendar quarter in which Lessee receives payment for sale of Ores and Minerals.

     (e) Within forty five (45) days after the end of each calendar quarter in which proceeds from the sales of Ores and Minerals derived from the Mining Property are received, Lessee shall deliver to Owner an unaudited statement of royalties paid Owner during the calendar quarter and the calculation thereof. All quarterly statements shall be deemed true and correct sixty (60) days after presentation, unless within that period Owner delivers notice to Lessee specifying with particularity the grounds for each exception. Owner shall be entitled at Owner's expense to an annual independent audit of the statement by a certified public accountant of recognized standing acceptable to Lessee, but only if Owner delivers a demand for audit to Lessee within sixty (60) days after presentation of the related quarterly statement.

     4.   Exclusive  Possession.  Lessee  shall  have  exclusive  possession and
          ---------------------
quiet  enjoyment  of  the  Mining  Property  while  this agreement is in effect.

     5.   Title.  (a)  Owner represents that Owner is in exclusive possession of
          -----
and  owns  the  Mining  Property.

     (b) Owner warrants that the Mining Property is free and clear or all liens and encumbrances created, suffered or allowed by Owner, including any lease, right or license, except taxes not yet due and payable. Owner at Owner's expense shall at Lessee's request take all action necessary to cure any defect in or remove any cloud on title to the Mining Property, including participation in judicial proceedings and recordation of any unrecorded documents. If after notice or demand Owner fails to do so, Lessee may take curative action in Owner's name and deduct its reasonable costs and expenses, including attorney's fees, from amounts otherwise due Owner.

     (c) Owner shall not create, suffer or allow any such liens or encumbrances on the Mining Property unless expressly subordinated to Lessee's rights hereunder. Lessee, at its option, may discharge any lien or encumbrance on the Mining Property or any interest therein, acquire all the rights of the holder thereof and any amounts so paid from any amounts otherwise due Owner.

     (d) Owner shall provide Lessee with all data and information related to title to the Mining Property and copies of all unrecorded .documents related thereto in Owner's possession or control.

     (e) Neither Lessee's execution of this agreement, nor Lessee's failure to disapprove Owner's title, shall constitute an admission of or estoppel as to the validity of Owner's title.


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     6.   Lesser  Interest;.  Adverse  Claims. (a) If Owner should own less than
          -----------------------------------
the entire ownership interest in the Property (even. if a lesser interest is referred to herein) all production royalties and rentals payable to Owner shall be paid only in proportion to Owner's actual ownership. If, because of Owner being found to have less than a 100% ownership in the Mining Property or any part thereof, the Mining Property is subject to any additional royalty or interest in production other than those expressly reserved to Owner herein, Lessee may deduct all costs and' expenses it incurs by reason of such royalty or interest from amounts otherwise due Owner.

     (b) Lessee shall have no obligation to Owner to protect or defend the title to the Mining Property if any third person asserts any claim to the Mining Property for any reason except Lessee's failure to perform obligations expressly required by this agreement.

     (c) If any third person asserts any claim to the Mining Property, to any royalty or interest in production or to any amounts payable by Lessee, Lessee may deposit any amounts otherwise due Owner in escrow until the dispute is finally resolved. Lessee may deduct all costs and expenses, including attorney's fees and court costs, it incurs by reason of such claim from all amounts otherwise due Owner.

     7.   Operation  Rights.  (a) Owner grants Lessee unrestricted access to the
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Mining  Property  and  the  exclusive  rights:

          (i) to explore, develop and mine, and to extract, remove, store and dispose of any and all ores, minerals, air, water, waste and other materials from the Mining Property by means of underground or surface mining operations or workings in or on the Mining Property or other property and to deposit on the Mining Property all such materials whether from the Mining Property or other property;

          (ii) to carry on crushing, screening, milling, treatment, processing, beneficiating, smelting and refining operations on or in the Mining
     Property or other property with respect to ores, minerals and other materials from the Mining Property or other property, including existing tailings, wastes and dumps;

          (iii) to use any part of the Mining Property for stockpiles, tailings, waste dumps and leach pads and for any other purpose incident to mining, milling, processing and other operations on the Mining Property or other property;

          (iv) to erect or construct, use and maintain on the Mining Property such roads, impoundments, pipelines, power lines, facilities, buildings, structures, machinery and equipment as Lessee may require for the conduct of its operations on the Mining Property or other property;

          (v) to continue to keep this agreement in effect and use the Mining Property for mining, milling, treatment, processing, beneficiation, smelting, refining or storage of ores, minerals and other materials from other property with such use constituting the conduct of development and mining operations for purposes of Section l(c)(ii); and

          (vi) to stockpile, inventory or sell or otherwise dispose of ores, minerals and other materials in such forms, at such times and on such terms as Lessee alone may


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     determine.

     (b) Lessee shall conduct its operations in a good and workmanlike manner and shall comply will all Federal, State and County statutes, laws and regulations governing its operations on the Mining Property, including without limitation, statutes, laws and regulations pertaining to environmental quality. If this agreement is inconsistent with or contrary to any law or regulation, the law or regulation shall control and this agreement shall be deemed to be modified accordingly.

     8.   Commingling  Lessee  may  commingle  ores and minerals from the Mining
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Property  with  other ores and minerals.  Before commingling, Lessee shall weigh
(or calculate by volume), sample and assay such ores and minerals in accordance with sound mining and metallurgical practices for moisture and payable content. Lessee shall keep records of such determination for one year after the end of the Lessee fiscal year in which such determinations are made.

     9.   Indemnity; Limitations of Liability.  (a) Lessee shall keep the Mining
          -----------------------------------
Property free of liens for labor performed and materials furnished for Lessee. Lessee shall indemnify and hold Owner harmless from all liability to third persons, including but not limited to government agencies, caused by Lessee's operations on the Mining Property, which result in injury to or death of persons or livestock, or damage to personal property, damage to the environment, or liability for violation of applicable laws or regulations.

     (b)  In  no  event, shall Lessee's liability for damage or economic loss to
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Owner's  interest  in  the  Mining  Property,  whether  resulting  from Lessee's negligence or otherwise, exceeds 150% of the fair market value of the affected property (not including its value for mining or related purposes).

     (c) Within a reasonable time after termination of this agreement, Lessee shall begin and diligently pursue to completion any reclamation then required by applicable laws, regulations and permits by reason of Lessee's operations on Owner's real property. Lessee's liability with respect to disturbance of Owner's property shall be limited to compliance with such laws, regulations and permits. Lessee shall have no obligation or responsibility for any wastes, dumps, tailings, residues or other conditions on Owner's property on the Effective Date or after completion of such required reclamations.

     (d) The payments as expressly required by this agreement are in lieu of any obligation of Lessee, express or implied to explore, develop or mine the
                          ------------------
Mining Property or to make any other efforts or expenditures in connection therewith.

     (e) The obligations and limitations of liability in this Section shall survive termination of this agreement.

     10.  Taxes.  Owner  shall  pay  all  taxes  on the Mining Property.  Lessee
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shall  reimburse  Lessor  upon  presentation of paid tax bills or other proof or payment for all real property taxes on the Mining Property accruing while this agreement is in effect but taxes for periods in which this agreement begins and ends shall be apportioned. Lessee shall pay all taxes on Lessee's operations and on all personal property and fixtures placed on the Mining Property by Lessee. All taxes shall be paid before delinquent, but neither party shall be under


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any  obligation  to pay any tax while contesting it in good faith.  Lessee shall have the right, but not the obligation, to pay any taxes, delinquency charges, late fees or penalties which could become a lien or encumbrance on the Mining Property if Owner fails to do so and to recover amounts so paid from Owner.

     11.  Inspection.  At reasonable times and with reasonable advance notice to
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Lessee,  Owner  may at Owner's risk and expense (i) enter the Mining Property to make reasonable inspections of Lessee's operations and (ii) inspect records necessary to substantiate Lessee's performance of its obligations under this agreement. Lessee shall have no obligation to disclose to Owner any interpretive data or exploration concepts prepared or developed by Lessee.

     12.  Avoidance  of Forfeiture.  (a) Default by Lessee in performance of any
          ------------------------
obligation arising hereunder shall not work a forfeiture or termination of this agreement nor cause a forfeiture, termination or reversion of the estate, created hereby.

     (b) If Lessee commits a default, Owner shall give Lessee notice specifying the default with particularity. Owner's sole remedy shall be recovery of actual compensatory damages plus interest at the judgment rate from the date Lessee receives notice of default. If Lessee by notice to Owner disputes the existence of the default, no interest shall accrue if Lessee, within thirty days after the default is finally determined, initiates and diligently pursues to completion efforts to cure the default.

     13.  Termination:  Surrender.  (a)  Lessee  may terminate this agreement at
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any  time  effective  on  giving  Owner  a  thirty  (30)  day  written notice of termination and by thereafter delivering to Owner a written instrument of termination in recordable form.

     (b) Lessee may surrender any portion of the Mining: Property at any time by giving Owner notice of surrender in recordable form. Acreage so surrendered shall thereafter be excluded from the Mining Property for all purposes of this agreement. The rights of minimum royalties under provisions. 4(c)(i) shall not
                                                                             ---
be adjusted even if a portion of the land covered by this lease is surrendered by Lessee.

     (c) Upon termination or surrender, all rights and obligations of the parties with respect to the affected acreage shall terminate, except for (i) Lessee's obligation to pay royalties for Ores and Minerals previously mined or otherwise removed and sold and (ii) any rights or obligations which expressly survive termination, including reclamation.

     14.  Additional  and  After-Acquire  Rights.  If  Owner  (or  any  of them)
          --------------------------------------
acquires any right or interest in the Mining Property or within the boundaries of the Mining Property while this agreement is in effect, (i) Owner shall promptly notify Lessee, (ii) such right or interest shall automatically become part of the Mining Property for all purposes of this agreement and (iii) Owner shall sign, acknowledge and deliver to Lessee an amendment to this agreement and to any short form of this agreement so as to include such right or interest as part of the Mining Property.

     15.  Removal  of  Property.  Lessee  shall  :have  the  right,  but not the
          ---------------------
obligation, to remove, at any time or times within one year her termination of this agreement, from the Owner's real property, all fixtures and personal property, including ores, minerals, tailings,


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dumps  and  wastes, and improvements which Lessee has erected or placed thereon, except mine supports in place. Owner shall not be responsible for any such property of Lessee. Lessee may post watchmen on the Mining Property during such period.

     16.  Data(a)  Upon  execution of this agreement, Owner shall make available
          ----
to Lessee for copying and general use all hydrological, geological, geophyscical and engineering data and maps, logs of drill holes, cuttings and cores; gamma and other logging results, assay, sampling and similar data concerning the Mining Property in Owner's possession or control. Owner shall have no liability for any use of or reliance thereon by Lessee.

     (b) Upon request by Owner made within sixty days after termination of this agreement, Lessee shall deliver to Owner a copy or summary of all assay results and drill hole logs and a copy of all drill hole location maps (but excluding interpretations or evaluations thereof) which Lessee has obtained or prepared as a result of work on the Mining Property under this agreement. Lessee shall have no liability for any use of or reliance thereon by Owner.

     17.  Method of Payment.  All payments due Owner shall be deemed received by
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Owner  if  paid  to  Edwin C. and Mary C. Mealy, 1805 Bass Cove Road, El Centro,
California, 92243. Lessee shall not be liable for the ultimate distribution to Owner or Owner's successors or assigns of payments so made by Lessee.

     18.  Right  of  Way.  While  this agreement is in effect, Lessee shall have
          --------------
non-exclusive rights-of-way upon, over, into and through the Mining Property and other property now or hereafter owned, leased or otherwise controlled by Owner (or any of them) in the vicinity of the Mining Property to, construct, improve and maintain such pipe lines, communication lines, electrical power or transmission lines, roads, railroads, tramways, flumes, tunnels, drifts and other facilities as may be necessary or convenient for Lessee's operations under this agreement.

     19.  Force  Majeure. (a) If Lessee shall be prevented by Force Majeure from
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timely  performance  of  any obligations arising under this agreement other than payment of money, the failure shall be excused and the period for performance shall be extended for a period equal to the duration of Force Majeure. Lessee shall promptly give Owner notice of commencement and termination of Force
Majeure. Lessee shall use reasonable diligence to remove Force Majeure but shall not be required against its will to institute legal proceedings, adjust any labor dispute or challenge the validity of any law, regulation, action or inaction of government.

     (b) "Force Majeure" includes any cause beyond Lessee's reasonable control whether or not foreseeable, including but not limited to: law, regulation, action or inaction of government; inability to obtain on terms acceptable to Lessee any public or private license, permit or authorization which may be required for operations in connection with the Mining Property or other property, including removal and disposal of waters, wastes and tailings and reclamation; market and other conditions rendering the prospects for exploitation of the Mining Property unprofitable or uneconomic, mining, casualty; damage to or destruction of mine or mill plant or facility; fire; explosion; inclement weather; flood; civil commotion;


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labor dispute; inability to obtain workmen or material; delay in transportation;
and  acts  of  God.

     20.  Arbitration.  Any  dispute  arising  out  of  or  related  to  the
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negotiation,  existence,  performance,  breach  or termination of this agreement
          -
shall be finally determined by arbitration under the then Commercial Arbitration Rules of the American Arbitration Association. The exclusive place of arbitration shall be El Centro, California. The arbitrators shall issue their award within ninety days after submission of the dispute to arbitration. Costs of arbitration shall be borne equally. Judgment of any award may be entered in any court having jurisdiction over the person or property of the party against whom the award is entered.

     21.  Notices.  All  notices  and other communications to either party shall
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be  in  writing  and  delivered  personally  or  sent  by  prepaid  mail, Telex, telecopier or other means providing for receipt of the communication in written form. All notices of default or arbitration and demands for performance or assurance, if delivered personally to Lessee, shall be delivered to Lessee's Land Administrator and, if mailed to either party, shall be sent by certified or registered mail, return receipt requested. Any notice of termination shall be effective if given orally to Lessor and promptly confirmed be Lessee in writing. Notices sent by ordinary mail shall be effective five days after the date of mailing. Notices sent by certified or registered mail shall be effective on the next business day after the date of actual delivery. Until a change of address is so given, notices shall be addressed to Lessee and Owner, respectively:

          Frank L. Hillemeyer
          La Cuesta International, Inc.          Edwin and Mary C. Mealy
          4837 Scotty Drive                      1805 Bass Cove Road
          Kingman, AZ 86401                      El Centro, CA  92243

Notices so sent or delivered to Owner shall be as effective as if given to each of the persons named as Owner.

     22.  Counterparts.  This  agreement  may  be  executed  in  more  than  one
          ------------
counterpart. If less than all of the persons named as Owner sign this agreement or such other agreement, it shall nevertheless bind each signatory.

     23.  Short  Form.  Lessee and Owner shall sign and acknowledge a short form
          -----------
of this agreement to give notice hereof to third persons. Lessee may record the short form or this agreement, or both.

     24.  Transfer.  Except  as  otherwise expressly provided in this agreement,
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any  party  may from time to time transfer interests in this agreement or in the
Mining Property. The transferor shall give, as soon as reasonably practical, notice thereof to the other party, including the names and addresses of the transferees, a copy of the document of transfer and the recording data for any document relating to the transfer.

     25.  Entire  Agreement; Interpretation.  This agreement contains the entire
          ---------------------------------
agreement of the parties. There are no other conditions, agreements, representations, warranties or understandings, express or implied. The division
                                               ------------------
of  this  agreement  into


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sections  and  the  use  of captions are solely for convenience of reference and shall  not  be  used  in  its  interpretation.

     26.  Effect.

          (a) All covenants, conditions and terms of this agreement shall be of benefit to, and shall run with, the Mining Property and shall bind and inure to the benefit of the parties and their respective successors and assigns.

          (b) This agreement has been negotiated between the parties at arm's length. The sole relationship between the parties is that of lessor/lessee. Nothing in this agreement shall be construed to create between the parties, expressly or by implication, any partnership, joint enterprise,
     ------------------------------
     relationship of trust and confidence or other special relationship, or any relationship of master and servant or principal and agent, or the like.

          (c) The implied obligations of good faith and fair dealing shall not be applied or construed so as to prevent any party from claiming or enforcing any right, benefit, remedy, excuse or limitation of liability provided by this agreement.

     27.  Special  Provision.  Owner  retains  the  right  to collect and remove
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rocks  and  rock  specimens  on a small, rock-collector, non-commercial scale as long as such collection is lawful and does not interfere with exploration or mining activities of Lessee.

LESSEE:                                  OWNER:
LaCuesta  International,  Inc.

By  /s/  Frank  L.  Hillemeyer           By  /s/  Edwin  C.  Mealy
  -----------------------------------      -------------------------------------
    Frank  L.  Hillemeyer                    Edwin  C.  Mealy
    Vice  President
                                         By  /s/  Mary  C.  Mealy
                                           -------------------------------------
                                             Mary  C.  Mealy


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